Exhibit 99.1

Media contact:	Investor contact:
Mike Jacobsen, APR	Chris Bast
+1 330 490 3796	+1 330 490 6908
michael.jacobsen@diebold.com	christopher.bast@diebold.com

FOR IMMEDIATE RELEASE:
April 25, 2012

DIEBOLD REPORTS 2012 FIRST QUARTER FINANCIAL RESULTS
Earnings overview presentation available at http://www.diebold.com/earnings/DBD1Q12.pdf

•	1Q EPS from continuing operations of $0.71, or $0.74 non-GAAP*

•	Total revenue for 1Q 2012 increased 13.7% compared with prior-year period

•	Improvement in both gross and operating margin

•	2012 net debt* decreased $39.3 million to a net debt of $46.6 million; free cash use improved $62.7 million

•	Company raises guidance for revenue and earnings

NORTH CANTON, Ohio - Diebold, Incorporated (NYSE: DBD) today reported first quarter 2012 net income from continuing operations attributable to Diebold, net of tax, of $45.2 million, or $0.71 per share. This compares with first quarter 2011 net income of $2.5 million, or $0.04 per share. First-quarter 2012 revenue was $698.5 million, up 13.7% from the first quarter 2011.

Non-GAAP income from continuing operations attributable to Diebold, net of tax, in the first quarter 2012 was $0.74 per share, compared with $0.23 per share from the first quarter 2011.

Management commentary
“We delivered record-setting first-quarter earnings per share performance, as the strength we saw in the fourth quarter continued into 2012,” said Thomas W. Swidarski, Diebold president and chief executive officer. “Once again, we had exceptionally strong performance in North America, as demand for deposit automation and integrated services continues to grow. Additionally, our EMEA operation contributed to growth in earnings with a significant year-over-year reduction in first-quarter losses as we continue to benefit from our restructuring efforts."
Swidarski continued, “Our results were also positively affected by accelerated automated teller machine (ATM) installations related to the March deadline for U.S. financial institutions to meet requirements for the Americans with Disabilities Act. This resulted in a much stronger first quarter than previously expected.
“Given the strong start to the year and the continued underlying strength in our markets, we have increased confidence in our ability to generate growth as we build our software-led services capabilities," Swidarski concluded. "Therefore, we are raising our full-year outlook for both revenue and earnings.”
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*See accompanying notes for non-GAAP measures.

PAGE 2/ DIEBOLD REPORTS 2012 FIRST QUARTER FINANCIAL RESULTS

Results of Operations

Revenue

Total revenue for the first quarter 2012 increased 13.7% compared with the first quarter 2011, including a net negative currency impact of approximately 2%. Growth in North America and Asia Pacific was partially offset by revenue declines in EMEA and Latin America, including Brazil.

Gross Margin

Total gross margin for the first quarter 2012 was 27.7%, an increase of 3.4 percentage points from the first quarter of 2011, due to more favorable customer and geographic mix, increased manufacturing volume and further improvements in service efficiency.

Operating Expenses

Total operating expenses were $138.6 million, or 19.8% of revenue, for the first quarter 2012, a decrease of 3.1 percentage points from the first quarter of 2011. Operating expenses in the first quarter 2012 included $2.4 million of net restructuring charges, primarily associated with the previously announced plan to transfer global back-office work to the company's global shared services center in India and its previously disclosed restructuring efforts in EMEA. First quarter 2012 operating expenses also included non-routine expenses of $0.9 million for legal, consultative, and audit costs related to the previously disclosed Foreign Corrupt Practices Act (FCPA) investigation.

Operating expenses in the first quarter 2011 included $5.6 million of net restructuring charges primarily associated with restructuring efforts in EMEA. First quarter 2011 operating expenses also included non-routine expenses of $5.8 million for legal, consultative, and audit costs related to the previously disclosed FCPA investigation.

Operating Profit

Operating profit was $54.6 million, or 7.8% of net sales, in the first quarter 2012, an increase of 6.4 percentage points from the first quarter 2011. Non-GAAP operating profit* in the first quarter 2012 was $57.3 million, or 8.2% of revenue, and $26.4 million, or 4.3% of revenue, in the first quarter 2011 excluding applicable restructuring charges, non-routine expenses and impairment charges.

Income from Continuing Operations, net of tax (attributable to Diebold)

Income from continuing operations, net of tax, was $45.2 million, or 6.5% of revenue in the first quarter 2012, an increase of 6.1 percentage points from the first quarter 2011. Included in the first quarter 2012 net of tax results are restructuring charges of $1.1 million and $0.6 million in net non-routine expenses. Included in the first quarter 2011 net of tax results are restructuring charges of $9.2 million and $3.7 million in net non-routine expenses.

Balance Sheet, Cash Flow and Liquidity
The company's net debt* was $46.6 million at March 31, 2012, an increase in net debt of $38.9 million from the net debt* position at December 31, 2011 and a reduction of $39.3 million from March 31, 2011. The company's net debt to capital ratio was 3.0% at March 31, 2012, 0.5% at December 31, 2011 and 5.4% at March 31, 2011.

Net cash used in operating activities was $26.0 million at March 31, 2012, a decrease of $64.1 million from March 31, 2011. Free cash use* in the first quarter 2012 was $38.3 million, a decrease of $62.7 million from the first quarter 2011. The company typically generates the majority of its cash flow during the fourth quarter.

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*See accompanying notes for non-GAAP measures.

PAGE 3/ DIEBOLD REPORTS 2012 FIRST QUARTER FINANCIAL RESULTS

Foreign Corrupt Practices Act review

Diebold conducted a global internal review and continues to monitor its compliance with the FCPA. The company excludes costs related to this review from its non-GAAP operating results as it provides a better overall understanding of the company's historical financial performance and future prospects. The company is also continuing its cooperation with the DOJ and SEC in their ongoing inquiries.  Diebold cannot predict the length, scope or results of these ongoing inquiries, or the impact, if any, on its results of operations.

Full-year 2012 outlook

The following statements are based on current expectations. Guidance assumes a higher full-year tax rate compared with 2011, as well as increased pension expenses and lower election systems revenue from Brazil. These statements are forward-looking and actual results may differ materially. These statements do not include the potential impact of any future mergers, acquisitions, disposals or other business combinations. Expectations for the full year 2012 are as follows:

•	Revenue

	Previous Guidance	Current Guidance
Total revenue	3% to 6%	7% to 10%
Financial self-service	5% to 8%	10% to 13%
Security	1% to 4%	1% to 4%
Brazil election sys. / lottery	$60 million to $90 million	$60 million to $90 million

•	Earnings per share

	Previous Guidance	Current Guidance
2012 EPS (GAAP)	$2.18 - $2.41	$2.38 - $2.61
Restructuring charges	0.08 - 0.06	0.08 - 0.06
Non-routine exp.	0.04 - 0.03	0.04 - 0.03
2012 EPS non-GAAP*	$2.30 - $2.50	$2.50 - $2.70

Overview presentation and conference call

More information on Diebold's quarterly earnings, including additional financial analysis and an earnings overview presentation, is available on Diebold's Investor Relations website. Thomas W. Swidarski and Bradley C. Richardson will discuss the company's financial performance during a conference call today at 10:00 a.m. (ET). Both the presentation and access to the call are available at http://investors.diebold.com. The replay can also be accessed on the site for up to three months after the call.

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*See accompanying notes for non-GAAP measures.

PAGE 4/ DIEBOLD REPORTS 2012 FIRST QUARTER FINANCIAL RESULTS

Revenue Summary by Product, Service and Geographic Area

Revenue Summary by Product and Service Solutions
(In Thousands)
	Q1 2012	Q1 2011	% Change
Financial Self-Service
Service	$299,935	$264,456	13.4%
Product	261,067	198,640	31.4%
Total Fin. self-service	561,002	463,096	21.1%

Security Solutions
Service	96,840	99,918	(3.1)%
Product	38,033	43,413	(12.4)%
Total Security	134,873	143,331	(5.9)%

Total Fin. self-service & security	695,875	606,427	14.8%

Election systems & lottery	2,616	7,730	(66.2)%

Total Revenue	$698,491	$614,157	13.7%

Revenue Summary by Geographic Segment
	Q1 2012	Q1 2011	% Change
Diebold North America	$399,920	$305,964	30.7%
Diebold International
Latin America (incl. Brazil)	137,668	152,888	(10.0)%
Asia Pacific	96,200	83,889	14.7%
Europe, Middle East, Africa	64,703	71,416	(9.4)%
Total Diebold International	298,571	308,193	(3.1)%

Total Revenue	$698,491	$614,157	13.7%

Other income/(expense), net summary:

	Q1 2012	Q1 2011
Other income/(expense)	$(90)	$23
Foreign ex. gain/(loss), net	545	(1,046)
Interest expense	(7,608)	(8,673)
Investment income	11,955	10,898
Total other income / (expense), net	$4,802	$1,202

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PAGE 5/ DIEBOLD REPORTS 2012 FIRST QUARTER FINANCIAL RESULTS

Notes for Non-GAAP Measures

1.	Profit/loss summary - 1st quarter comparison (Dollars in millions)

Q1 2012							Q1 2011
Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales		Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales
$698.5	$193.2	27.7%	$138.6	$54.6	7.8%	GAAP Results	$614.2	$149.4	24.3%	$140.5	$8.9	1.4%
	(0.7)		(2.4)	1.7		Restructuring		6.2		(5.6)	11.8
	—		(0.9)	0.9		Non-rout. Exp		—		(5.8)	5.8
	—		—	—		Non-rout. Inc		—		—	—
$698.5	$192.5	27.6%	$135.3	$57.3	8.2%	Non-GAAP Results	$614.2	$155.6	25.3%	$129.2	$26.4	4.3%

The company's management believes excluding net restructuring charges/(benefits) and non-routine expenses/income from operating results is an indication of the company's baseline performance. The exclusion of these items permits evaluation and comparison of results for the company's core business operations and it is on this basis that the company's management internally assesses the company's performance.

2.	Reconciliation of diluted GAAP EPS to non-GAAP EPS from continuing operations measures:

	Q1 2012	Q1 2011
Total EPS from continuing operations (GAAP measure)	$0.71	$0.04
Restructuring charges	0.02	0.14
Non-routine expenses	0.01	0.05
Non-routine income	—	—
Total adjusted EPS (non-GAAP measure)	$0.74	$0.23

The company's management believes excluding net restructuring charges/(benefits) and non-routine expenses/income is useful to investors because it provides an overall understanding of the company's historical financial performance and future prospects. Exclusion of these items permits evaluation and comparison of results for the company's core business operations, and it is on this basis that management internally assesses the company's performance.

3.	Free cash flow / (use) is calculated as follows:

	Q1 2012	Q1 2011
Net cash used by operating activities (GAAP measure)	$(26,021)	$(90,151)
Capital expenditures	(12,297)	(10,902)
Free cash flow / (use) (non-GAAP measure)	$(38,318)	$(101,053)

The company's management believes that free cash flow is useful to investors because it is a meaningful indicator of cash generated from operating activities that is available for the execution of its business strategy, including service of debt principal, dividends, share repurchase and acquisitions. Free cash flow is utilized to fund our dividends, as well as mandatory debt payments and other investment opportunities. Free cash flow is not an indicator of residual cash available for discretionary spending, because it does not take into account mandatory debt service or other non-discretionary spending requirements that are deducted in the calculation of free cash flow.

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PAGE 6/ DIEBOLD REPORTS 2012 FIRST QUARTER FINANCIAL RESULTS

4.	Net investment/(debt) is calculated as follows:

	3/31/2012	12/31/2011	3/31/2011
Cash, cash equivalents and short-term investments (GAAP measure)	$611,488	$620,773	$552,206
Debt instruments	(658,108)	(628,503)	(638,090)
Net investment/(debt) (non-GAAP measure)	$(46,620)	$(7,730)	$(85,884)

The company's management believes that given the significant cash, cash equivalents and other investments on its balance sheet that net cash against outstanding debt is a meaningful net debt calculation. Between 96% and 98% of the company's cash and cash equivalents and short-term investments reside in international tax jurisdictions for all periods presented.

Forward-Looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements”. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. These forward-looking statements relate to, among other things, the company's future operating performance, the company's share of new and existing markets, the company's short- and long-term revenue and earnings growth rates, and the company's implementation of cost-reduction initiatives and measures to improve pricing, including the optimization of the company's manufacturing capacity.

The use of the words “will,” “believes,” “anticipates,” “expects,” “intends” and similar expressions is intended to identify forward-looking statements that have been made and may in the future be made by or on behalf of the company. Although the company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, the economy, its knowledge of its business, and on key performance indicators that impact the company, these forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in or implied by the forward-looking statements. The company is not obligated to update forward-looking statements, whether as a result of new information, future events or otherwise.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to:

•	competitive pressures, including pricing pressures and technological developments;

•	changes in the company's relationships with customers, suppliers, distributors and/or partners in its business ventures;

•
changes in political, economic or other factors such as currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the worldwide business in each of the company's operations, including Brazil, where a significant portion of the company's revenue is derived;

•
global economic conditions, including any additional deterioration and disruption in the financial markets, including the bankruptcies, restructurings or consolidations of financial institutions, which could reduce our customer base and/or adversely affect our customers' ability to make capital expenditures, as well as adversely impact the availability and cost of credit;

•	acceptance of the company's product and technology introductions in the marketplace;

•	the company's ability to maintain effective internal controls;

•	changes in the company's intention to repatriate cash and cash equivalents and short-term investments residing in international tax jurisdictions could negatively impact foreign and domestic taxes;

•	unanticipated litigation, claims or assessments, as well as the impact of any current/pending lawsuits;

•	variations in consumer demand for financial self-service technologies, products and services;

•	potential security violations to the company's information technology systems;

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PAGE 7/ DIEBOLD REPORTS 2012 FIRST QUARTER FINANCIAL RESULTS

•
the investment performance of our pension plan assets, which could require us to increase our pension contributions, and significant changes in health care costs, including those that may result from government action;

•	the amount and timing of repurchases of the company's common shares, if any;

•	the outcome of the company's global FCPA review and any actions taken by government agencies in connection with the company's self disclosure, including the pending SEC investigation; and

•	the company's ability to achieve benefits from its cost-reduction initiatives and other strategic changes, including its restructuring actions.

About Diebold
Diebold, Incorporated is a global leader in providing integrated self-service delivery and security systems and services. Diebold employs more than 16,000 associates with representation in nearly 90 countries worldwide and is headquartered in the Canton, Ohio region, USA. Diebold is publicly traded on the New York Stock Exchange under the symbol 'DBD.' For more information, visit the company's website at www.diebold.com.

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DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(IN THOUSANDS EXCEPT EARNINGS PER SHARE)

	Three months ended
	March 31,
	2012	2011
Net Sales
Service	$396,865	$364,374
Product	301,626	249,783
Total	698,491	614,157
Cost of goods
Service	285,396	275,890
Product	219,855	188,863
Total	505,251	464,753
Gross Profit	193,240	149,404
Percent of net sales	27.7%	24.3%
Operating expenses
Selling, general and administrative	119,795	121,111
Research, development and engineering	18,801	19,424
Total	138,596	140,535
Percent of net sales	19.8%	22.9%
Operating profit	54,644	8,869
Percent of net sales	7.8%	1.4%
Other income (expense), net	4,802	1,202
Income from continuing operations before taxes	59,446	10,071
Taxes on income	(13,481)	(5,925)
Income from continuing operations	45,965	4,146
Loss from discontinued operations, net of tax	—	(11)
Net income	45,965	4,135
Less: net income attributable to noncontrolling interest	(802)	(1,634)
Net income attributable to Diebold, Inc.	$45,163	$2,501

Basic weighted average shares outstanding	62,725	65,762
Diluted weighted average shares outstanding	63,333	66,230

Basic Earnings Per Share:
Income from continuing operations	$0.72	$0.04
Loss from discontinued operations	—	—
Net income	$0.72	$0.04

Diluted Earnings Per Share:
Income from continuing operations	$0.71	$0.04
Loss from discontinued operations	—	—
Net income	$0.71	$0.04

Amounts Attributable to Diebold, Inc.
Income from continuing operations	$45,163	$2,512
Loss from discontinued operations	—	(11)
Net income attributable to Diebold, Inc.	$45,163	$2,501

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	March 31, 2012	December 31, 2011
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$311,437	$333,920
Short-term investments	300,051	286,853
Trade receivables, net	447,949	414,969
Inventories	493,831	440,900
Other current assets	282,629	255,713
Total current assets	1,835,897	1,732,355

Securities and other investments	74,876	74,869
Property, plant and equipment, net	192,511	192,694
Goodwill	257,374	253,063
Other assets	270,734	264,462
Total assets	$2,631,392	$2,517,443

LIABILITIES AND EQUITY
Current liabilities
Notes payable	$39,425	$21,722
Accounts payable	231,478	221,964
Other current liabilities	596,420	580,531
Total current liabilities	867,323	824,217

Long-term debt	618,095	606,154
Long-term liabilities	220,971	228,812

Total Diebold, Inc. shareholders' equity	894,047	826,986
Noncontrolling Interests	30,956	31,274
Total equity	925,003	858,260

Total liabilities and equity	$2,631,392	$2,517,443

 DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(IN THOUSANDS)

	Three months ended
	March 31,
	2012	2011
Cash flow from operating activities:
Net income	$45,965	$4,135
Adjustments to reconcile net income to cash used in operating activities:
Depreciation and amortization	19,711	19,246
Other	2,281	1,526

Cash flow from changes in certain assets and liabilities:
Trade receivables	(26,535)	(8,072)
Inventories	(45,268)	(21,955)
Accounts payable	7,063	(29,404)
Certain other assets and liabilities	(29,238)	(55,627)
Net cash used in operating activities	(26,021)	(90,151)

Cash flow from investing activities:
Net investment activity	(5,232)	9,689
Capital expenditures	(12,297)	(10,902)
Increase in certain other assets & other	(2,254)	3,410
Net cash (used in) provided by investing activities	(19,783)	2,197

Cash flow from financing activities:
Dividends paid	(18,094)	(18,650)
Net borrowings (repayments)	29,460	71,427
Repurchase of common shares	(2,885)	(21,451)
Other	10,059	4,632
Net cash provided by financing activities	18,540	35,958

Effect of exchange rate changes on cash	4,781	2,900

Decrease in cash and cash equivalents	(22,483)	(49,096)
Cash and cash equivalents at the beginning of the period	333,920	328,658
Cash and cash equivalents at the end of the period	$311,437	$279,562